Exhibit 10.6
Amendment No. 1
to
Voting Agreement
     This Amendment No. 1 to Voting Agreement (this “Amendment”) is made and entered into as of this 7th day of April, 2010, by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), Hawkeye Energy Holdings, LLC, a Delaware limited liability company (“Hawkeye”), Ethanol Investment Partners, LLC, a Delaware limited liability company (“EIP”), Ethanol Capital Partners, Series R, LP, a Delaware limited partnership (“Series R”), Ethanol Capital Partners, Series T, LP, a Delaware limited partnership (“Series T”), Tennessee Ethanol Partners, LP, a Delaware limited partnership (“TEP” and together with EIP, Series R and Series T, the “Partners” and each of Hawkeye and Partners, an “Investor”), South Dakota Wheat Growers Association, a South Dakota cooperative (“SDWG”), and each of the undersigned directors (the “Directors”) of the Company. The Company, Hawkeye, Partners, SDWG and Directors are collectively referred to herein as the “Parties.” Hawkeye, Partners, SDWG and Directors are collectively referred to herein as the “Members.”
Background
     A. The Company, Hawkeye, EIP, SDWG and the Directors entered into that certain Voting Agreement (the “Original Voting Agreement”) dated as of August 28, 2009. Capitalized terms used herein but not otherwise defined have the meaning given to them in the Original Voting Agreement.
     B. Prior to the date hereof, EIP acquired 2,750,000 units of membership interests (“Units”) in the Company, TEP acquired 500,000 Units of the Company, Series R acquired 318,420 Units of the Company and Series T acquired 475,462 Units of the Company.
     C. Clean Energy Capital, LLC (“CEC”) (f/k/a Ethanol Capital Management, LLC) is the sole manager of EIP and is the general partner and investment advisor to, and has sole voting and dispositive power over the assets of, each limited liability company member of EIP.
     D. CEC is also the general partner and investment advisor to, and has sole voting and sole dispositive power over the assets of, TEP, Series R and Series T.
     E. TEP, Series R and Series T are currently not parties to the Original Voting Agreement.
     F. The Parties desire to add TEP, Series R and Series T as parties to the Original Voting Agreement and to amend the Original Voting Agreement as set forth in this Amendment.
Agreement
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:
1. Additional Parties. By execution of this Amendment, TEP, Series R and Series T are hereby added as parties to the Original Voting Agreement.

2. Amendment of Article 1. Article 1 of the Original Voting Agreement is hereby amended to add a new Section 1.10 as follows:
1.10 Amendment to Operating Agreement. Each of the Members will, at and in connection with the next meeting of the Company’s members held to consider proposed changes to the Company’s Third Amended and Restated Operating Agreement (the “Operating Agreement”), as applicable:
(a)	if the Member is a Director, recommend to the members (or other security holders) of the Company the proposed changes to the Operating Agreement substantially as set forth in the proposed Fourth Amended and Restated Operating Agreement of the Company attached to this Amendment as Exhibit A (the “Proposed Changes”);

(b)	vote (or act by written consent) all Units (or other voting equity securities of the Company) they beneficially own, hold of record or otherwise control at any time, in person or by proxy, in favor of adopting the Proposed Changes; and

(c)	not intentionally take any action that would result in the failure to adopt the Proposed Changes by the members of the Company, including but not limited to granting any proxy with respect to any Units that is consistent with his, her or its obligations under this Amendment.
3. Governing Law. This Amendment shall be governed by and construed in accordance with the Limited Liability Company Act of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.
4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5. Miscellaneous. Except as specifically amended herein, the Original Voting Agreement shall remain in full force and effect, as so amended. Any reference to this “Amendment,” shall include the Background information set forth in the beginning of this Amendment.
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     In Witness Whereof, the Parties hereto have executed this Amendment No. 1 to Voting Agreement on the date first above written.

Advanced BioEnergy, LLC
By:	/s/ Richard R. Peterson
	Name:	Richard R. Peterson
Its: CEO

Signature Page to Amend. No. 1 to ABE Voting Agreement

Ethanol Investment Partners, LLC
By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
Its: President

Ethanol Capital Partners, Series R, LP By: Clean Energy Capital, LLC Its: General Partner
By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
Its: President

Ethanol Capital Partners, Series T, LP By: Clean Energy Capital, LLC Its: General Partner
By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
Its: President

Tennessee Ethanol Partners, LP By: Clean Energy Capital, LLC Its: General Partner
By:	/s/ Scott Brittenham
	Name:	Scott Brittenham
Its: President

Signature Page to Amendment No. 1 to ABE Voting Agreement

Hawkeye Energy Holdings, LLC
By:	/s/ Timothy B. Callahan
	Name:	Timothy B. Callahan
Its: Chief Financial Officer

South Dakota Wheat Growers Association
By:	/s/ Dale Locken
	Name:	Dale Locken
Its: CEO/Treasurer

Signature Page to Amendment No. 1 to ABE Voting Agreement

Directors:

/s/ Richard Peterson	/s/ Troy Otte

Richard Peterson	Troy Otte
Director	Director

/s/ John E. Lovegrove	/s/ Keith E. Spohn

John E. Lovegrove	Keith E. Spohn
Director	Director

/s/ Thomas Ravencroft

Thomas Ravencroft
Director

Signature Page to Amendment No. 1 to ABE Voting Agreement